UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               TRAVELERS CAPITAL I
             (Exact name of registrant as specified in its Charter)

     Delaware                                               06-1448672
(State of incorporation or organization)               (I.R.S. Employer
                                                       Identification no.)

c/o Travelers Group Inc.
388 Greenwich Street
New York, New York                                          10013
(Address of principal executive offices)                 (zip code)

If this Form relates to the registration         If this Form relates to the
of a class of debt securities and is             registration of a class of debt
effective upon filing pursuant to                securities and is to become
General Instruction A(c)(1) please               effective simultaneously with
check the following box  / /                     the effectiveness of a
                                                 concurrent registration
                                                 statement under the Securities
                                                 Act of 1933 pursuant to General
                                                 Instruction A(c)(2) please
                                                 check the following box  /X/

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of Each Exchange on Which
     to be so Registered                     Each Class is to be Registered

___% Trust Preferred Securities                   New York Stock Exchange
(and the Guarantee with respect
thereto)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     (None)




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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     See the information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrant, as amended, dated September 30, 1996.

Item 2.  Exhibits.

     2.1 Registration Statement on Form S-3 (No. 333-12439) of the Registrant, as amended (the "Registration Statement").

     2.2 Certificate of Trust dated September 19, 1996, of Travelers Capital I, incorporated by reference to Exhibit 4.1 to the Registration Statement.

     2.3 Form of Amended and Restated Declaration of Trust for Travelers Capital I ("Declaration of Trust"), incorporated by reference to
          Exhibit 4.6 to the Registration Statement.

     2.4  Form of Preferred Security, included in the Declaration of Trust.

     2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4.14 to the Registration Statement.

     2.6 Form of Indenture between Travelers Group Inc. and The Chase Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.11 to the Registration Statement.



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


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   TRAVELERS CAPITAL I


                                   By /s/ Irwin Ettinger
                                      ------------------------------
                                        Irwin Ettinger, as Trustee


                                   By /s/ Heidi G. Miller
                                      ------------------------------
                                        Heidi G. Miller, as Trustee


                                   TRAVELERS GROUP INC.


                                   By /s/ Firoz B. Tarapore
                                      ------------------------------



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